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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       UNIVERSAL TECHNICAL INSTITUTE, INC.

                            DATED SEPTEMBER 29, 2004

      It is hereby certified that:

      1. The present name of the corporation (herein called the "Corporation") is UNIVERSAL TECHNICAL INSTITUTE, INC., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is September 10, 1997. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware on September 29, 1997. The Corporation filed the Certificate of Designation of Preferences and Rights of Series A Preferred Stock and Series B Preferred Stock with the Secretary of State of Delaware on September 30, 1997. The Corporation filed an Amendment No. 1 to the Restated Certificate of Incorporation and the Certificate of Designation of Series C Preferred Stock with the Secretary of State of the State of Delaware on September 29, 1999. The Corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2002. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on December 15, 2003. The Corporation filed Certificates of Elimination with respect to its Series A, B, C and D Preferred Stock with the Secretary of State of Delaware on May 10, 2004.

      2. The Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented is hereby restated in its entirety as set forth in the Restated Certificate of Incorporation herein provided for.

      3. The provisions of the Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Universal Technical Institute, Inc., without any further amendments and without any discrepancy between the provisions of the Amended and Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      4. The Restated Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with the provisions of Section 245(b) of the General Corporation law of the State of Delaware.

      5. The Certificate of Incorporation of the Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       UNIVERSAL TECHNICAL INSTITUTE, INC.

                                    ARTICLE I

      The name of the Corporation is: Universal Technical Institute, Inc. The Corporation shall have perpetual existence.

                                   ARTICLE II

      The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      1.    AUTHORIZED STOCK.

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000. shares of Common Stock, $0.0001 par value per share ("Common Stock"), and (ii)10,000,000. shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock").

      2.    COMMON STOCK.

      The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

            (a) NO CUMULATIVE VOTING. The holders of shares of Common Stock shall have no cumulative voting rights.

            (b) DIVIDENDS; STOCK SPLITS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

            The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote

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of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

            (c) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, holders of shares of Common Stock shall be entitled to receive all assets of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively. For purpose of this paragraph 2(c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (d) MERGER, ETC. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

            (e) VOTING. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.

            (f) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

      3.    PREFERRED STOCK.

            (a) RIGHTS, PREFERENCES AND PRIVILEGES. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be include in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualification, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                  (i) The designation of the class or series, which may be by distinguishing number, letter or title;

                  (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock

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      Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (iii) Whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the class or series;

                  (iv) The dates on which dividends, if any, shall be payable;

                  (v) The redemption rights and price or prices, if any, for shares of the class or series;

                  (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series;

                  (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                  (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series; and

                  (x) The voting rights, if any, of the holders of shares of the class or series.

            (b) NUMBER OF AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the applicable Preferred Stock Designation.

      4.    POWER TO SELL AND PURCHASE SHARES.

      Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock hereon or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, and except as expressly provided otherwise in Section 6.9 of the Bylaws, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of

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Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                                    ARTICLE V

           For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      1.    BOARD OF DIRECTORS.

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the Corporation.

      2.    NUMBER AND ELECTION OF DIRECTORS.

      The number of directors of the Corporation shall not be less than three or more than eleven. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

      3.    CLASSES OF DIRECTORS.

      The Board of Directors, other than those who may be elected by the holders of any class or series of Preferred Stock issued by the Corporation, shall be divided into three classes: Class I, Class II and Class III as nearly equal in number as may be, to serve staggered three-year terms on the Board of Directors. No one class shall have more than one director more than any other class.

      4.    TERMS OF OFFICES.

      Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, the directors first serving as Class I directors shall serve for a term expiring at the annual meeting next following September 30, 2003, the directors first serving as Class II directors shall serve for a term expiring at the second annual meeting next following September 30, 2003, and the directors first serving as Class III directors shall serve for a term expiring at the third annual meeting next following September 30, 2003. A director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

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      5.    ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASE OR
            DECREASE IN THE NUMBER OF DIRECTORS.

      Subject to applicable law and the terms of any one or more outstanding classes or series of Preferred Stock, any vacancy on the Board or Directors that results from an increase in the number of directors or resulting from the death, resignation, removal from office or any other cause may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time by the stockholders only for cause and only by the affirmative vote of at least the majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided otherwise by such terms.

      6.    AMENDMENTS TO BYLAWS.

      The Board of Directors may from time to time adopt, amend or repeal Bylaws. Stockholders may adopt, amend or repeal the Bylaws of the Corporation only on the recommendation of the Board.

      7.    ADVANCE NOTICE.

      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      8.    IN GENERAL.

      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted. Notwithstanding any other provisions of law, this

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Restated Certificate of Incorporation or the Bylaws of the Corporation, and
notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                   ARTICLE VI

      1.    LIMITATION OF LIABILITY.

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      2.    INDEMNIFICATION.

      The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator in intestate is or was a director, officer, employee or agent of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

      3.    GOOD FAITH RELIANCE.

      The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Restated Certificate of Incorporation or by applicable law.

      4.    AMENDMENTS.

      Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's certificate of incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                   ARTICLE VII

      Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called at any time only by the Chairman of the Board of Directors or a committee of the Board that has been duly designated by the Board, and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Stockholders shall not have the right to call a special meeting of stockholders.

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                                  ARTICLE VIII

      Any actions required or permitted to be taken by stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that the holders of Preferred Stock may act by written consent to the extent expressly provided in the applicable Preferred Stock Designation authorizing the issuance of particular series of Preferred Stock pursuant to
Article IV of this Restated Certificate of Incorporation.

                                   ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                    ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Restated Certificate of Incorporation inconsistent with the purposes and intent of Article V, Article VI, Article VII,
Article VIII and this Article X.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 29th day of September, 2004.

                                             UNIVERSAL TECHNICAL INSTITUTE, INC.

                                             /s/ Robert D. Hartman
                                             Robert D. Hartman
                                             Chief Executive Officer

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